Filed pursuant to Rule 424(b)(2)
Registration Statement Number 333-205049

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is deemed effective. The preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED AUGUST 4, 2015
(To the Prospectus dated July 6, 2015)

Shares of Common Stock Warrants to Purchase up to Shares of Common Stock

One Horizon Group, Inc. is offering      shares of common stock and warrants  to purchase up to     shares of common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OHGI.” On August 3, 2015, the last reported sale price of our common stock was $2.10 per share. The aggregate market value of our common stock held by non-affiliates, computed by reference to the last sold price of $5.39 per share in The NASDAQ Capital Market on June 11, 2015 was $101,200,058 based on 18,775,521 outstanding shares held by non-affiliates. There is no established public trading market for the warrants and we do not expect a market to develop.

Investing in our common stock and warrants involved a high degree of risk. See “Risk Factors” beginning of page S-3 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Combined Per Share and Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
Does not include a non-accountable expense allowance equal to 1% of the gross proceeds payable to Aegis Capital Corp., the representative of the underwriters. See “Underwriting” beginning on page S-12 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to        additional shares of common stock and/or additional warrants to purchase up to       shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants against payment therefor on or about       , 2015.

Aegis Capital Corp

August        , 2015

TABLE OF CONTENTS

Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2
RISK FACTORS	S-3
USE OF PROCEEDS	S-11
DILUTION	S-11
DIVIDEND POLICY	S-11
CAPITALIZATION	S-11
DESCRIPTION OF THE SECURITIES WE ARE OFFERING
UNDERWRITING	S-13
LEGAL MATTERS	S-19
EXPERTS	S-19
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE	S-18

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock, warrants or units of common stock and warrants at any combination with an aggregate initial offering price of up to $15,000,000 from time to time under this prospectus at prices and on terms to be determined by us.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus or any information incorporated by reference, the information contained in this prospectus supplement updates and supersedes such information. The information incorporated by reference into this prospectus supplement contains important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we provide to you that is required to be filed with the Commission. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the shares of common stock in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the headings “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions or to certain person within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, include forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.

All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus to conform these statements in relationship to actual results or revised expectations.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, and our historical financial statements before making an investment decision.

As used in this prospectus, unless the context otherwise requires, the words the “Company,” “One Horizon” “we,” “us” or “our” are references to the combined business of One Horizon Group, Inc. and its consolidated subsidiaries.  References to “Horizon Globex” are references to our wholly-owned subsidiary, Horizon Globex GmbH; references to “Abbey Technology” are references to our wholly-owned subsidiary, Abbey Technology GmbH; References to “China” or “PRC” are references to the People’s Republic of China.  References to “RMB” are to Renminbi, the legal currency of China, and all references to “$” and dollar are to the U.S. dollar, the legal currency of the United States. All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

We develop and license software to telecommunications operators through our wholly-owned subsidiaries Horizon Globex GmbH and Abbey Technology GmbH, each incorporated under the laws of Switzerland (“Horizon Globex” and “Abbey Technology,” respectively).  Specifically, Horizon Globex and Abbey Technology develop software application platforms that optimize mobile voice, instant messaging and advertising communications over the internet, collectively, the “Horizon Platform.” Our proprietary software techniques (“SmartPacket™”) use internet bandwidth more efficiently than other techniques that are unable to provide a low-bandwidth solution.  The Horizon Platform is a bandwidth-efficient Voice over Internet Protocol (“VoIP”) platform for smartphones and tablets, and also provides optimized data applications including multi-media messaging and mobile advertising.  Using our SmartPacket™ platform, we have been able to significantly improve the efficiency by which voice signals are transmitted by radio over the Internet resulting in a 10X reduction in mobile spectrum required to transmit a VoIP call. We license our software solutions to telecommunications network operators and service providers in the mobile, fixed line, cable TV and satellite communications markets.  We are an ISO 9001 and ISO 20000-1 certified company with assets and operations in Switzerland, Ireland, the United Kingdom, Latin America, China, India, Russia, Singapore and Hong Kong.

The Horizon Platform delivers a turnkey mobile VoIP solution to telecommunications operators.  We believe that the technology underlying SmartPacket™, is the world’s most bandwidth-efficient VoIP technology.  Our VoIP platform allows voice calls over the Internet that use as little as 4kbps of data compared to around 48kbps offered by other optimized VoIP platforms, thereby enabling voice communications over limited bandwidth and congested cellular telecom data networks including 2G, 3G and 4G.  The kbps rates above include bi-directional voice communication including IP overhead.

In February 2015, we announced the rollout of our platform in China, brand named Aishuo. As of June 30, 2015, this service surpassed 5.19 million downloads in China. This rollout entails multiple strategies including advertisements, search engine optimization, press releases, event marketing, business-traveler direct marketing, as well as other on and off-line promotions as well as leveraging the brand new One Horizon Sponsored-Call platform.  Brand building and technology awareness activities will start in App Stores, Internet forums and social media outlets immediately and will run indefinitely. The Aishuo product has just been delivered to major stores in China app marketplace including Baidu’s 91.com and Baidu.com, the Tencent App store MyApp.com, 360 Qihoo store 360.cn and the every growing Xiaomi store mi.com. The Aishuo smartphone app is expected to drive multiple revenue streams from the supply of its value-added services including the rental of Chinese telephone phone numbers linked to the app, low cost local and international calling plans and sponsorship from advertisers.  Subscribers can top up their app credit from major online payment services in China including AliPay (from Alibaba), Union Pay, PayPal and Tenent’s WeChat payment service.

For the three-month period ended March 31, 2015, our revenues were $0.75 million and our net loss was $0.94 million, or $0.03 per common share.

Recent Developments

On July 23, 2015, we announced  that Aishuo  became available for download in iTunes and our subscribers can  also  purchase App credit using the iTunes In-App Purchase platform; and Aishuo app surpassed 6 million downloads in China.

On July 24, 2015, we entered into a Dribble Out Agreement with Mr. Mark White. Mr. White was the Chief Executive Officer of the Company from November 2012 to July 2014 and he currently owns 5,415,011 shares (the “Shares”) of common stock of the Company, representing approximately 16.44% of our issued and outstanding shares on the date hereof. Pursuant to the agreement, Mr. White agreed that for a period from July 24, 2015 to July 31, 2017, he will not dispose any of the Shares through an open market transaction if (a) such transaction will be executed during the first 30 minutes or last 30 minutes of any trading day; or (b) such transaction will result in a sale of Shares equal to or greater than 10% of total daily volume of the Company’s common stock for that trading day, provided, however, that if the daily volume, when compared to the previous trading day’s volume, increases by 35% or more, such transaction will result in a sale of Shares greater than 15% of total daily volume of the Company’s common stock for that trading day; or (c) the price of such transaction will be more than 3% above or below the prevailing market price. Notwithstanding the foregoing, the Company may, at its sole discretion, waive in writing the restrictions set forth herein. In addition, certain transactions, such as a private transfer, and transfer to family members, transfer as a gift or without consideration, are exempted.

Our principal executive offices are located at T1-017 Tierney Building, University of Limerick, Limerick, Ireland, Tel 353-61-518477. The URL for our website is http://www.onehorizongroup.com/. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus.

THE OFFERING

Common Stock Offered	shares (or shares if the representative exercises its option to purchase additional shares in full).
Warrants Offered
Warrants to purchase up to       shares of common stock. Each warrant will have an exercise price of $    per share, will be exercisable upon issuance and will expire on the date that is three years from the date of issuance. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the warrants.

Over-allotment Option	We have granted the representative a 45-day option to purchase up to additional shares and/or additional warrants to purchase up to shares of common stock to cover over-allotments, if any.
Common Stock to be Outstanding after this Offering	shares (or shares if the representative’s over-allotment option is exercised in full).
NASDAQ Capital Market Symbol	OHGI. We do not intend to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any nationally recognized trading system
Use of Proceeds
We estimate the net proceeds from this offering will be approximately $      million (or approximately $      million if the representative’s over-allotment option is exercised in full), after deducting underwriting discounts and commission and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may receive additional proceeds from this offering if the investors decide to exercise the warrants issued in the Offering. See “Use of Proceeds” in this prospectus supplement.

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” on page S-3.

Dividend Policy
We have never paid cash dividends on our common stock and we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future See “Dividend Policy” in this prospectus supplement.

Unless we indicate otherwise, all information in this prospectus:

●	is based on 33,179,209 shares of common stock issued and outstanding as of July 24, 2015;

●
assumes no exercise by the representative of the underwriters of their option to purchase up to an additional           shares of common stock and/or additional warrants to purchase up to     shares of common stock  to cover over-allotments, if any;

●	excludes shares issuable upon the exercise of warrants sold in this offering;

●	excludes 1,647,800 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.94 per share as of July 24, 2015;

●	excludes 2,357,547 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.73 per share as of July 24, 2015;

●	excludes 450,000 shares of our common stock may become issuable upon exercise of outstanding performance warrants based on downloaded OHGI apps during 24 months to December 2016;

●	excludes 1,555,556 shares of common stock issuable upon conversion of outstanding convertible debentures as of July 24, 2015; and

●	excludes 170,940 shares of common stock issuable upon conversion of 170,940 outstanding shares of Series A Preferred Stock as of July 24, 2015.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information included in or incorporated by reference in this prospectus before investing in our common stock. As a result of these risks, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We operate in a fast-evolving industry, which may make it difficult to evaluate our business and prospects.

We develop and license software to telecommunications operators. We develop software application platforms that optimize mobile voice, instant messaging and advertising communications over the internet, collectively, the “Horizon Platform.”  Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.  We cannot assure you that we will be profitable every year. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in operating losses.

Our revenue, operating results and gross margin can fluctuate significantly and unpredictably from quarter - to - quarter and from year - to - year, and we expect that they will continue to do so, which could have a material adverse effect on our operating results.

The rate at which our customers order our products, and the size of these orders, are highly variable and difficult to predict. In the past, we have experienced significant variability in our customer purchasing practices on a quarterly and annual basis, and we expect that this variability will continue, as a result of a number of factors, many of which are beyond our control, including:

● demand for our products and the timing and size of customer orders;

● length of sales cycles, which may be extended by selling our products through channel partners;

● length of time of deployment of our products by our customers;

● customers’ budgetary constraints;

● competitive pressures; and

● general economic conditions.

As a result of this volatility in our customers’ purchasing practices, our revenue has historically fluctuated unpredictably on a quarterly and annual basis and we expect this to continue for the foreseeable future. Our budgeted expense levels depend in part on our expectations of future revenue. Because any substantial adjustment to expenses to account for lower levels of revenue is difficult and takes time, if our revenue declines, our operating expenses and general overhead would likely be high relative to revenue, which could have a material adverse effect on our operating margin and operating results.

If we are not able to manage our operating expenses, then our financial condition may be adversely affected.

Our operating expenses decreased to $5.1 million for the year ended December 31, 2014 from $6.9 million for the year ended December 31, 2013 and our revenue decreased to $5.1 million for the year ended December 31, 2014 from $9.1 million for the year ended December 31, 2013. We incurred a net loss of $2.0 million for the year ended December 31, 2014 compared to a net loss of $0.7 million for the year ended December 31, 2013. Our ability to reach and maintain profitability is conditional upon our ability to manage our operating expenses. There is a risk that we will have to increase our operating expenses in the future. Factors that could cause our operating expenses to increase include our determination to spend more on sales and marketing in order to increase product sales or our determination that more research and development expenditures are required in order to keep our current software products competitive or in order to develop new products for the market. To the extent that our operating expenses increase without a corresponding increase in revenue, our financial condition would be adversely impacted.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve or maintain profitability.

Management is aware of similar products which compete directly with our products and some of the companies developing these similar products are larger and better-financed than us and may develop products similar to those of our company. In addition to price competition, increased competition may result in other aggressive business tactics from our competitors, such as:

● emphasizing their own size and perceived stability against our smaller size and narrower recognition;

● providing customers “one-stop shopping” options for the purchase of network equipment and application software;

● offering customers financing assistance; and

● making early announcements of competing products and employing extensive marketing efforts.

Such competition may potentially adversely affect our profitability.

Our operations and managements are located outside of the United States; U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non U.S. resident officers and directors.

While we are organized under the laws of State of Delaware, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to effect service of process on such officers and directors in the United States and to enforce in the United States judgments obtained in United States courts against such persons based on the civil liability provisions of the United States securities laws. Since all our assets are located outside of the U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. If any of our competitors' copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our family of registered and unregistered trademarks such as SmartPackets invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of patents, patents pending, copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and divert resources from intended uses. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Unless we can establish broad market acceptance of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority of our revenue for the foreseeable future. Broad market acceptance of our software products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Our products must interoperate with many different networks, software applications and hardware products, and this interoperability will depend on the continued prevalence of open standards.

Our products are designed to interoperate with our customers’ existing and planned networks, which have varied and complex specifications, utilize multiple protocol standards, software applications and products from numerous vendors and contain multiple products that have been added over time. As a result, we must attempt to ensure that our products interoperate effectively with these existing and planned networks. To meet these requirements, we have and must continue to undertake development and testing efforts that require significant capital and employee resources. We may not accomplish these development efforts quickly or cost-effectively, or at all. If our products do not interoperate effectively, installations could be delayed or orders for our products could be cancelled, which would harm our revenue, gross margins and our reputation, potentially resulting in the loss of existing and potential customers. The failure of our products to interoperate effectively with our customers’ networks may result in significant warranty, support and repair costs, divert the attention of our engineering personnel from our software development efforts and cause significant customer relations problems.

We are subject to the credit risk of our customers, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to the credit risk of our customers. Businesses that are good credit risks at the time of sale may become bad credit risks over time. In times of economic recession, the number of our customers who default on payments owed to us tends to increase. If we fail to adequately assess and monitor our credit risks, we could experience longer payment cycles, increased collection costs and higher bad debt expense.

We are dependent on our management team and the loss of any key member of that team could have a material adverse effect on our operations and financial condition.

We attribute our success to the leadership and contributions of our managing team comprising executive directors and key executives, in particular, to our Chief Executive Officer, the founder and Chief Technology Officer, Brian Collins, and Chief Financial Officer, Martin Ward.

Our continued success is therefore dependent to a large extent on our ability to retain the services of these key management personnel. The loss of their services without timely and qualified replacement, would adversely affect our operations and hence, our revenue and profits.

We may not have sufficient insurance coverage and an interruption of our business or loss of a significant amount of property could have a material adverse effect on our financial condition and operations.

We currently do not maintain any insurance policies against loss of key personnel and business interruption as well as product liability claims. If such events were to occur, our business, financial performance and financial position may be materially and adversely affected.

We may be unable to effectively manage our expansion.

We have identified several growth plans. These expansion plans may strain our financial resources. In addition, any significant growth into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes.    During any growth, we may face problems related to our operational and financial systems and controls.  We would also need to continue to expand, train and manage our employee base.  Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

If we are unable to successfully manage our expansion, we may encounter operational and financial difficulties which would in turn adversely affect our business and financial results.

We may require additional funding for our growth plans, and such funding may result in a dilution of your investment.

We attempted to estimate our funding requirements in order to implement our growth plans.

If the costs of implementing such plans should exceed these estimates significantly or if we come across opportunities to grow through expansion plans which cannot be predicted at this time, and our funds generated from our operations prove insufficient for such purposes, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If we fail to obtain additional financing on terms that are acceptable to us, we will not be able to implement such plans fully. Such financing even if obtained, may be accompanied by conditions that limit our ability to pay dividends or require us to seek lenders’ consent for payment of dividends, or restrict our freedom to operate our business by requiring lender’s consent for certain corporate actions.

Further, if we raise additional funds by way of a rights offering or through the issuance of new shares, any shareholders who are unable or unwilling to participate in such an additional round of fund raising may suffer dilution in their investment.

We may be unable to adequately safeguard our intellectual property or we may face claims that may be costly to resolve or that limit our ability to use such intellectual property in the future.

Our business is reliant on our intellectual property. Our Horizon platform and software application is the result of our research and development efforts, which we believe to be proprietary and unique. However, we are unable to assure you that third parties will not assert infringement claims against us in respect of our intellectual property or that such claims will not be successful. It may be difficult for us to establish or protect our intellectual property against such third parties and we could incur substantial costs and diversion of management resources in defending any claims relating to proprietary rights. If any party succeeds in asserting a claim against us relating to the disputed intellectual property, we may need to obtain licenses to continue to use the same. We cannot assure you that we will be able to obtain these licenses on commercially reasonable terms, if at all. The failure to obtain the necessary licenses or other rights could cause our business results to suffer.

Our strategy with respect to our intellectual property is to patent our core software concepts wherever possible. All of our software is developed “in-house,” and then licensed to our customers. We take steps, including by contracts, to ensure that any changes, modifications or additions to the Horizon Platform requested by our customers remain the sole intellectual property of the Company.However, our efforts in this regard may be inadequate to deter misappropriation of our proprietary information or we may be unable to detect unauthorized use and take appropriate steps to enforce our rights. Policing unauthorized use of our intellectual property is difficult and there can be no assurance that the steps taken by us will prevent misappropriation of our intellectual property.

Where litigation is necessary to safeguard our intellectual property, or to determine the validity and scope of the proprietary rights of others, this could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, financial condition, operating results or future prospects.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND THIS OFFERING

Our directors control a substantial number of shares of our common stock, decreasing your influence on stockholder decisions.

Based on the 33,179,209 shares of common stock that were issued and outstanding as of July 23, 2015, our directors owned approximately 27% of our outstanding common stock. As a result, our directors as a group could have a significant influence in delaying, deferring or preventing any potential change in control of our company; they will be able to strongly influence the actions of our board of directors even if they were to cease being directors of our company and can effectively control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the exercise of your voting and other stockholder rights.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

The exercise of all or any number of outstanding warrants or stock options or the issuance of other stock-based awards or any issuance of shares to raise funds may dilute your holding of shares of our common stock.

If the holders of outstanding warrants, stock options, convertible debenture and preferred share units exercise or convert all of their warrants, vested stock options and convertible debenture and preferred shares as at July 23, 2015, then we would be required to issue an additional 6,005,083 shares of our common stock, which would represent approximately 18.1% of our issued and outstanding common stock after such issuances. The exercise of any or all outstanding warrants or stock options that are exercisable below market price will result in dilution to the interests of other holders of our common stock.

We may in the future grant to certain or all of our directors, officers, insiders and key employees stock options to purchase the shares of our common stock, bonus shares and other stock based compensation as non-cash incentives to such persons. Subject to applicable stock exchange rules, if any, we may grant these stock options and other stock based compensation at exercise prices equal to or less than market prices, and we may grant them when the market for our securities is depressed. The issuance of any additional shares of common stock or securities convertible into common stock will cause our existing shareholders to experience dilution of their holding of our common stock.

In addition, shareholders could suffer dilution in their net book value per share depending on the price at which such securities are sold. Such issuance may cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the price of our shares of common stock or a change in the control of our company.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

We are currently authorized by our Amended Articles of Incorporation to issue 200,000,000 shares of our common stock and 50,000,000 shares of preferred stock. In certain circumstances, the common stock and preferred stock, as well as the awards available for issuance under the 2013 Incentive Option Plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of preferred stock and common stock. In addition, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

As of June 23,  2015,  we have 33,179,209 shares of our common stock outstanding, all of which are currently eligible for sale in the public market, subject, in certain circumstances to the volume, manner of sale and other limitations under Rule 144 or 701 promulgated under the Securities Act. It is conceivable that stockholders may wish to sell some or all of their shares. If our stockholders sell substantial amounts of our common stock in the public market at the same time, the market price of our common stock could decrease significantly due to an imbalance in the supply and demand of our common stock. Even if they do not actually sell the stock, the perception in the public market that our stockholders might sell significant shares of our common stock could also depress the market price of our common stock.

A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause stockholders to lose part or all of their investment in our shares of common stock.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the price per share of our common stock sold in this offering may be substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the  public offering price of $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2015 would have been approximately $      million, or $      per share of common stock. This represents an immediate increase in the net tangible book value of $      per share to our existing stockholders and an immediate and substantial dilution in as adjusted net tangible book value of $      per share to new investors who purchase our common stock in the offering. See “Dilution.”

As a result of being a public company, we are subject to additional reporting and corporate governance requirements that will require additional management time, resources and expense.

As a public company we are obligated to file with the SEC annual and quarterly information and other reports that are specified in the Exchange Act. We are also subject to other reporting and corporate governance requirements under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, all of which impose significant compliance and reporting obligations upon us and require us to incur additional expense in order to fulfill such obligations.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Though we have substantially improved our corporate governance and internal control policies during the year 2014, we have identified material weakness in our internal controls with respect to a lack of in-house US GAAP expertise for the year ended December 31, 2014.  We  will continue to take steps to remediate this material weakness in 2015 and to improve our control process and procedures with respect to US GAAP expertise and in general as part of our continuing efforts to become compliant with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. However, there is no assurance as to whether and when we will establish an effective internal control over our financial reporting.

Our shares of common stock are from time to time thinly-traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Certain provisions of the General Corporation Law of the State of Delaware may have anti-takeover effects, which may make an acquisition of our company by another company more difficult.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination, including mergers and asset sales, with an interested stockholder (generally, a 15% or greater stockholder) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The operation of Section 203 may have anti-takeover effects, which could delay, defer or prevent a takeover attempt that a holder of our common stock might consider in its best interest.

Our failure to meet the continued listing requirements of the NASDAQ Capital Market could result in a de-listing of our common stock.

Our shares of common stock are currently listed on the NASDAQ Capital Market.  If we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the NASDAQ Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our common stock price and trading volume.

Securities research analysts, including those affiliated with our underwriters, establish and publish their own periodic projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business or if one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline. While we expect securities research analyst coverage following this offering, if no securities or industry analysts begin to cover us, the trading price for our stock and the trading volume could be adversely affected.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital, funding research and development, vendor payables, hiring additional personnel and capital expenditures.  Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings.  In turn, these resales could have the effect of depressing the market price for our common stock.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

Due to the speculative nature of warrants, there is no guarantee that it will ever be profitable for investors in the offering to exercise their warrants.

The warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common stock at a fixed price for a limited period of time. Investors in this offering may exercise their right to acquire the shares of common stock underlying their warrants at any time after the date of issuance by paying an exercise price of $   per share (which is equal to      % of the public offering price of the shares being offered pursuant to this prospectus), prior to their expiration on the date that is three years from the date of issuance, after which date any unexercised warrants will expire and have no further value. See “Description of the Securities We are Offering.” There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and, consequently, whether it will ever be profitable for investors to exercise their warrants

RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

Our business in China is operated through Suzhou Aishuo Network Information Co., Ltd (“Suzhou Aishuo”), a limited liability company organized in China and controlled by us via various contractual arrangements. Though we have less than 5% of our revenue currently generated in China, we expect such portion will increase with the quick expansion of rollout of our China mobile application Aishuo in China. However, there are risks generally associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to anti-corruption and anti-bribery laws including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in practices that violate either U.S or PRC laws, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China has only permitted provincial and local economic autonomy and private economic activities the last three decades, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the laws and regulations in the greater China area, including, but not limited to, the laws and regulations governing our business and our ownership of the equity interests in our PRC subsidiaries. PRC laws and regulations are frequently subject to change due to rapid economic and social development and many of them were newly enacted within the last 10 years. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of common stock and warrants offered pursuant to this prospectus will be approximately $       , or approximately $      if the underwriters exercise in full their option to purchase additional shares and warrants, based upon the combined public offering price of $    and after deducting the underwriting discounts and commissions, and the estimated offering expenses that are payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.  We expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short term indebtedness.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions.

DILUTION

If you invest in our common stock and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on March 31, 2015 was approximately $5.587 million, or $0.168 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of common stock and warrants  in this offering at the combined public offering price of $   per share and warrant, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of March 31, 2015 would have been approximately $         , or $            per share of common stock. This represents an immediate increase in net tangible book value of $    per share to our existing stockholders and an immediate dilution in net tangible book value of $       per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share of common stock and warrant	$
Net tangible book value per share as of March 31, 2015
Increase in net tangible book value per share attributable to new investors in offering
As adjusted net tangible book value per share after giving effect to the offering
Dilution per share to new investors	$

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $       per share, representing an immediate increase in pro forma net tangible book value of $      per share to our existing stockholders and an immediate dilution in net tangible book value of $     per share to investors participating in this offering.

To the extent that any of the outstanding warrants are exercised, there will be further dilution to new investors

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2015:

●	on an actual basis; and
●
on an as adjusted basis giving effect to the issuance and sale of      shares of common stock and       warrants  in this offering at the combined public offering price of $      per share and warrant, after deducting the estimated underwriting commission and discounts and other offering expenses.

You should read this table together with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our quarterly report on Form 10-Q for the three months ended March 31, 2015 and our annual report on Form 10-K for the year ended December 31, 2014, including the historical financial statements and related notes included in each of those reports.

	As of March 31, 2015 (in thousands)
	(Actual)	(As Adjusted)
Total Assets	$23,024
Total liabilities	$6,433
Shareholders’ equity:
Preferred Stock, $0.0001 par value, 50,000,000 authorized shares, 170,940 shares issued and outstanding	$1
Common Stock, $0.0001 par value, 200,000,000 shares authorized; 33,281,069 shares issued and outstanding actual; shares issued and shares outstanding, as adjusted	$3
Additional paid in capital	$32,292
Deferred compensation	$(161)
Retained earnings (Deficit)	(16,185)
Total shareholders’ equity	$16,305
Total liabilities and equity	$23,024

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering      shares of our common stock together with warrants to purchase up to an aggregate of       shares of our common stock at the combined public offering price of $     per share and warrant. Each warrant is exercisable upon issuance at an exercise price of $ per share, and will expire three years after their original issuance. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock are described under the captions “Description of Securities” on page 16  of the accompanying prospectus and “Common Stock” beginning on page 16 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form.  The warrants will be issued as individual warrant agreements to the investors in this offering. You should review the form of warrant, to be filed as an exhibit to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following brief summary of the material terms and provisions of the common stock and the warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of warrant.

Exercisability.  The warrants are exercisable at any time after their original issuance, expected to be August    , 2015, and at anytime, and from time to time, up to the date that is three years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Price.  The exercise price per whole share of common stock purchasable upon exercise of the warrants is $   per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.  We do not plan on applying to list the warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated July      , 2015 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares and/or warrants  described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option. We have granted the representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the representative to purchase a maximum of            additional shares (15% of the shares sold in this offering) of common stock and/or additional warrants to purchase up to     shares of common stock from us to cover over-allotments, if any. If the representative exercises all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $      and the total net proceeds, before expenses, to us will be $         .

Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Combined Share and Warrant	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expense, to us	$	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share and warrant set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of up to $ per share and warrant. If all of the shares offered by us are not sold at the public offering price per share and warrant, the underwriters may change the offering price per share and warrant  and other selling terms by means of a supplement to this prospectus.

We have paid an aggregate expense deposit of $15,000 to the representative for out-of-pocket-accountable expenses, which will be applied against accountable expenses that will be paid by us to the underwriters in connection with this offering in accordance with FINRA Rule 5110(f)(2)(C). The underwriting agreement, however, provides that in the event the offering is terminated, the $15,000 expense deposit paid to the representative will be returned to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (not to exceed $5,000); (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the representative; (e) the cost of commemorative mementos and lucite tombstones; (f) the $8,200 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (g) the fees and expenses of the underwriters’ legal counsel not to exceed $40,000; and (h) upon successfully completing this offering, up to $20,000 of the representative’s actual accountable road show expenses for the offering. Notwithstanding the foregoing, the underwriters’ actual out of pocket expenses reimbursed by us will not exceed $70,000.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $        .

Lock-Up Agreements. Our directors and executive officers expect to enter into customary lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 90 days from the effective date of this offering without the prior written consent of the representative, agree not to offer, issue, sell, contract to sell, encumber, grant any options for the sale of or otherwise dispose of any securities of our without the representative’s prior written consent, provided that Martin Ward’s shares which are currently subject to a 10b5-1 Trading Plan administered by Tripoint Global Equities, LLC will not be subject to such lock-up agreements. In addition, we and any of our successors will agree, for a period commencing on the effective date of the offering and continuing for a period until forty five (45) days from closing of the offering, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (ii) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of capital stock or such other securities, in cash or otherwise, except for certain exceptions and limitations.

Electronic Offer, Sale and Distribution of Securities. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●
Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●
Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●
Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.
  An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or the prior consent of any underwriter for any such offer; or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation. Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●
to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA). This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the common stock under Canadian securities laws. The common stock offered hereunder has not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

LEGAL MATTERS

   Certain legal matters with respect to the shares of  common stock and warrants offered hereby will be passed upon for us by Hunter Taubman Fischer LLC, 1450 Broadway, 26th Floor, New York, New York 10018. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of One Horizon Group, Inc. as of and for the years ended December 31, 2014 and 2013 appearing in our Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Peterson Sullivan LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file with the Commission at the Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov ) that contains reports, proxy statements and information statements and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.one horizongroup.com ). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement.

We have filed with the Commission a registration statement on Form S-3 (Registration No. 333-205049), of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities offered hereby, reference is made to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

The Commission allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement or any document that we file in the future with the Commission. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the Commission and all documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable Commission rules, rather than filed) after the date of this prospectus supplement from their respective filing dates. These documents contain important information about us, our business and our finances.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on April 1, 2015;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed with the Commission on May 20, 2015;

●	our Current Reports on Form 8-K filed with the Commission on January 23, 2015, May 13, 2015, May 27, 2015, June 30, 2015, July 23, 2015, July 28, 2015, July 30, 2015 and July 30, 2015;

●	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on July 2, 2014 (File No. 001-36530), including any amendment or report filed for the purpose of updating such description; and

●
all documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may get copies of any of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling the investor relations department at the following address:

One Horizon Group, Inc.

T1-017 Tierney Building, University of Limerick

Limerick, Ireland

PROSPECTUS

One Horizon Group, Inc.

$15,000,000
Common Stock
Warrants
Units

We may offer from time to time shares of our common stock, par value $0.0001 per share (the “Common Stock”), warrants, and units comprised of Common Stock and warrants in any combination.

The aggregate initial offering price of the securities that we offer will not exceed $15,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We will provide the specific terms of the offerings in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. We may offer securities through one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol OHGI. Prior to July 9, 2014, our Common Stock was quoted on the OTCBB under the symbol OHGI. Prior to January 31, 2013, our Common Stock was quoted under the symbol ICMC. On June 15, 2015, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $4.69 per share.

For general information about the distribution of the securities offered by us, please see the “Plan of Distribution” section of this prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 6, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our Common Stock, warrants or units of Common Stock and warrants at any combination with an aggregate initial offering price of up to $15,000,000 from time to time under this prospectus at prices and on terms to be determined by us.

This prospectus provides you with a general description of the Common Stock. Each time we sell such shares, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described herein under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have notauthorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We are offering to sell, and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Common Stock, warrants or units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities, and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, in this prospectus and any prospectus supplement, the “Company,” “we,” “us,” and “our” refer to One Horizon Group, Inc., a Delaware corporation and its subsidiaries. Unless otherwise indicated, currency amounts in this prospectus and in any application prospectus supplement are sated in U.S. dollars.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our Common Stock, and our financial statements and related notes beginning on page 31 and 37, respectively. Unless the context requires otherwise, the words the “Company,” “One Horizon” “we,” “us” or “our” are references to the combined business of One Horizon Group, Inc. and its consolidated subsidiaries. References to “Horizon Globex” are references to our wholly-owned subsidiary, Horizon Globex GmbH; references to “Abbey Technology” are references to our wholly-owned subsidiary, Abbey Technology GmbH; References to “China” or “PRC” are references to the People’s Republic of China. References to “RMB” are to Renminbi, the legal currency of China, and all references to “$” and dollar are to the U.S. dollar, the legal currency of the United States. All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us. Such statements should not be unduly relied upon. When used in this report, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in China, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions. There are important factors that could cause actual results to vary materially from those described in this report as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; Securities and Exchange Commission (the “SEC”) regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

Our Company

We develop and license software to telecommunications operators through our wholly-owned subsidiaries Horizon Globex GmbH and Abbey Technology GmbH, each incorporated under the laws of Switzerland (“Horizon Globex” and “Abbey Technology,” respectively). Specifically, Horizon Globex and Abbey Technology develop software application platforms that optimize mobile voice, instant messaging and advertising communications over the internet, collectively, the “Horizon Platform.” Our proprietary software techniques (“SmartPacket™”) use internet bandwidth more efficiently than other techniques that are unable to provide a low-bandwidth solution. The Horizon Platform is a bandwidth-efficient Voice over Internet Protocol (“VoIP”) platform for smartphones and tablets, and also provides optimized data applications including multi-media messaging and mobile advertising. Using our SmartPacket™ platform, we have been able to significantly improve the efficiency by which voice signals are transmitted by radio over the Internet resulting in a 10X reduction in mobile spectrum required to transmit a VoIP call. We license our software solutions to telecommunications network operators and service providers in the mobile, fixed line, cable TV and satellite communications markets. We are an ISO 9001 and ISO 20000-1 certified company with assets and operations in Switzerland, Ireland, the United Kingdom, China, India, Russia, Singapore and Hong Kong.

The Horizon Platform delivers a turnkey mobile VoIP solution to telecommunications operators. We believe that the technology underlying SmartPacket™, is the world’s most bandwidth-efficient VoIP technology. Our VoIP platform allows voice calls over the Internet that use as little as 4kbps of data compared to around 48kbps offered by other optimized VoIP platforms, thereby enabling voice communications over limited bandwidth and congested cellular telecom data networks including 2G, 3G and 4G. The kbps rates above include bi-directional voice communication including IP overhead.

History and Background

(1)	Share Exchange

On November 30, 2012, the Company (then known as Intelligent Communication Enterprise Corporation, referred herein below as “ICE Corp.”), and One Horizon Group PLC, a public limited company incorporated in the United Kingdom (“One Horizon UK”), consummated a share exchange (the “Share Exchange”), pursuant to which ICE Corp. acquired One Horizon UK stock from its then existing shareholders in exchange for 29,755,794 shares of ICE Corp.’s common stock. Upon completion of this transaction, the shareholders of One Horizon UK controlled approximately 96% of the outstanding stock of ICE Corp. and One Horizon UK became a subsidiary of ICE Corp. The transaction has been accounted for as a reverse acquisition, whereby ICE Corp. is the legal acquirer and One Horizon UK is the legal acquiree and accounting acquirer. On December 27, 2012, the Company changed its name to One Horizon Group, Inc.

To record the accounting effects of the reverse acquisition, the assets and liabilities of One Horizon UK (the accounting acquirer) are recognized and measured at their precombination carrying amounts. The assets and liabilities of ICE Corp. (the accounting acquiree) are recognized and measured consistent with accounting for business combinations, including recognition of fair values, effective as of November 30, 2012, the date of the Share Exchange transaction.

(2)	History of ICE Corp before the Share Exchange

ICE Corp was incorporated in Pennsylvania in 1972 as Coratomic, Inc. It changed its name to Biocontrol Technology, Inc. in 1986; BICO, Inc. in 2000; Mobiclear Inc. in 2006; and Intelligent Communication Enterprise Corporation in 2009.

Prior to the Share Exchange, ICE Corp had two operational businesses: Modizo, and Global Integrated Media Limited (GIM). The Modizo business consisted of a celebrity blogging application, while the GIM business consisted of custom publishing, advertising design, brand building, media representation, website design and development and market research programs. These operations had employees and expenses, and generated gross revenue of roughly $205,000 for the nine months ended September 30, 2012. As the GIM and Modizo businesses did not fit within the Company’s business plan after the Share Exchange, both operational businesses were sold on December 31, 2012 for the return of 70,000 shares of the Company’s Common Stock held by the purchaser, which had a fair value of $420,000.

(3) One Horizon UK

One Horizon UK, was incorporated in the United Kingdom on March 8, 2004. Prior to the Share Exchange, the consolidated financial statements of One Horizon UK for its fiscal years ended June 30, 2012 and 2011 consisted of two main business segments: (1) the Horizon Globex business segment including One Horizon UK and two of its subsidiaries, Abbey Technology and Horizon Globex; and (2) the Satcom Global business segment. However, the Satcom Global business was sold on October 25, 2012 as it became unprofitable. One the same day, Abbey Technology sold certain satellite billing software utilized in the Satcom Global business to the same purchaser. The entire purchase price for the software was paid by means of an offset against amounts owed by Abbey Technology and its affiliates to Satcom Global FZE, an entity acquired by the purchaser in connection with the purchase of the Satcom Global business.

(4) Current Shareholding Structure of the Company

Global Phone Credit Ltd, incorporated in Hong Kong on December 15, 2012, is a wholly subsidiary of the Company. One Horizon Group Pte Ltd, incorporated in Singapore on November 28, 2012, is a wholly owned subsidiary of One Horizon UK. One Horizon Hong Kong Ltd is a wholly-owned subsidiary of the Company, and was formed in 2012. One Horizon Hong Kong Ltd currently holds the Company’s 75% equity interest in Horizon Network Technology Co., Ltd., a subsidiary incorporated in China during 2013. Horizon Globex Ireland Ltd, an Irish company incorporated on August 7, 2013, is a wholly owned subsidiary of the Company.

In addition to the subsidiaries listed above, Suzhou Aishuo Network Information Co., Ltd (“Suzhou Aishuo”) is a limited liability company, organized in China and controlled by us via various contractual arrangements. Suzhou Aishuo is treated as one of our subsidiaries for financial reporting purpose in accordance with generally accepted accounting principles in the United States (“GAAP”).

(e) Reverse Stock Split, Change of Domicile Change of Fiscal Year and Change in Contractual Billing Arrangements

On August 29, 2013, our 1-for-600 reverse stock split became effective for purposes of the securities markets. As a result of the reverse stock split, our issued and outstanding shares of Common Stock decreased from approximately 18.9 billion pre-reverse stock split shares to approximately 31.5 million post-reverse stock split shares.

In addition, our change of domicile from Pennsylvania to Delaware became effective on August 26, 2013. The change of domicile had also been approved by the Board of Directors and by shareholders at our Annual Meeting held on August 6, 2013.

Additional information regarding the reverse stock split and change of domicile can be found in a definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on June 26, 2013 and which was mailed to all shareholders of record as of July 5, 2013.

On February 13, 2013, we changed the Company's fiscal year end from June 30 to December 31. As a result of this change, the Company filed transition report on Form 10-KT on May 13, 2013 to include the financial information for the six-month transition period from July 1, 2012 to December 31, 2012 (the "Transition Period").

During the last quarter of 2014, we negotiated with some tier-2 customers to change the contractual billing arrangements from fixed price for licenses and maintenance services supplied, to a revenue share arrangement where we receive a percentage of all future revenue generated by the customers from services to their subscribers using the Horizon platform. In the medium to long term, this is expected to generate recurring income over a long term especially with customers operating in niche areas with limited subscriber numbers with high Average Revenue Per User.

Recent Developments

(a)	Business Operation

In February 2015, we announced the rollout of our platform in China, brand named Aishuo. This rollout entails multiple strategies including advertisements, search engine optimization, press releases, event marketing, business-traveler direct marketing, as well as other on and off-line promotions as well as leveraging the brand new One Horizon Sponsored-Call platform. Brand building and technology awareness activities will start in App Stores, Internet forums and social media outlets immediately and will run indefinitely. The Aishuo product has just been delivered to major stores in China app marketplace including Baidu’s 91.com and Baidu.com, the Tencent App store MyApp.com, 360 Qihoo store 360.cn and the every growing Xiaomi store mi.com. The Aishuo smartphone app is expected to drive multiple revenue streams from the supply of its value-added services including the rental of Chinese telephone phone numbers linked to the app, low cost local and international calling plans and sponsorship from advertisers. Subscribers can top up their app credit from major online payment services in China including AliPay (from Alibaba), Union Pay, PayPal and Tenent’s WeChat payment service. The service, branded SmartCall, will be available in Google Play later in the year. This service rollout represents yet another tier 1 mobile carrier deployment in Asia. According to a study from Australian market research company Roy Morgan Research, the amount of smartphone ownerships doubled from 12% of the population to 24% in Indonesia during March 2012 to March 2013, which are approximately 60 million.

In addition to the developments in the rollout of Aishuo smartphone app brand in mainland China, we have commenced our penetration into Latin American market by signing a Horizon license contract with a regional operator. We consider Latin America a huge and growing market for mobile apps as Latin America growth is forecast to be in line with the global average and is also forecasting very significant VoIP revenues growing to $12.8bn by 2018 according to Vision Gain VoIP Market Forecast (https://www.visiongain.com/Report/1107/The-Voice-Over-Internet-Protocol-(VoIP)-Market-2013-2018).

During the first quarter of 2015 and as of the date of this registration statement, our major three tier-1 carriers are progressing with their rollouts as planned:

●
Smart Communications, Inc. in the Philippines continued its rollout of the Horizon App branded LinkPlus. It has installed this service in over 125 vessels to date and observed significant growth on the data consumption and voice over IP call revenues from its solution.

●	Singapore Telecommunications continued its rollout of the Horizon App branded AIO Mobile and has commenced the first phase of its marketing activities around this Over-The-Top "OTT" solution.

●	Smartfren Telekom Tbk in Indonesia continued its rollout of the Horizon App branded SmartCall and has commenced the first phase of its marketing activities around this Over-The-Top "OTT" solution.

In 2014 the Company has negotiated with some tier-2 customers to change the contractual billing arrangements from fixed price for licenses and maintenance services supplied, to a revenue share arrangement where the Company receives a percentage of all future revenue generated by the customers from services to their subscribers using the Horizon platform. In the medium to long term this is expected to generate greater recurring income over a longer term especially with customers operating in niche areas with limited subscriber numbers with high Average Revenue Per User.

In December 2014, Tier 1 Telecom operators, including Smartfren Telcom, Tbk in Indonesia, made One Horizon software available to customers as a standard feature upon activation of devices. This gives users the ability to acquire a free virtual SIM, a unique identifier that allows for calls from ‘application to application’ or ‘application to landline/mobile phones’, by simply registering the App. Having the App on the device eliminates the step of the user needing to seek out and download the App. It is anticipated that Smartfren Telcom will target to pre-install the smartcall app in more than 4 million units of their Andromax phones in 2015.

During the three months ended September 30, 2014, our One Horizon mobile VoIP app was added by SingTel to their existing One Horizon software platform for mobile satellite services. SingTel is Asia's leading communications group with over 500 million mobile customers in 25 countries, including Bangladesh, India, Indonesia, the Philippines and Thailand.

SingTel AIO Connect is a comprehensive unified communications service for both business users and crew onboard ships. It enables instant messaging, email, Internet surfing, Voice-over-IP (VoIP) and voicemail in a single, integrated application. This service has already succeeded in bringing optimized VoIP, Messaging over IP and compressed Internet surfing to SingTel's mobile satellite subscribers connected using mobile Internet over satellite; the toughest of all mobile Internet environments. This mobile VoIP app can be downloaded from the Apple App Store and Google's Play Store.

Our optimized software platform is being used by a pre-paid VoIP Smartphone application launched by Smart Communications, Inc, (“Smart”). Smart is the Philippines' leading wireless services provider with 57.3 million subscribers on its GSM network as of end-June 2013. Smart rolled out its smartphone mobile app, branded Link Plus, as a pre-paid Over The Top ("OTT") Android App that is available to download from the Google Play Store. Once Link Plus is installed on the smartphone, the user's app will receive a new Virtual SIM Filipino telephone number from Smart.

We believe that winning new business with SingTel and Smart demonstrates the acceptance of our carrier-grade technology by tier 1 operators, especially in Asia.

During 2014 fiscal year, we commenced the first phase of its infrastructure rollout in six cities in China: Tianjin, Beijing, Chongqing, Changchun, Nanjing and Shijiazhuang. These initial locations will connect to the national telephone network to commence the commissioning of the VoIP service in China, brand name Aishuo. To date, we have successfully installed eight servers in support of Chinese smart phone app with interconnecgs to the ALiPay and UnionPay credit card and micro-payments services in China. The smart phone app will be able to provide various optimized internet value added services to its mobile subscribers including but not limited to voice and social media services including text, picture, video and geo-location messaging. These value added services are made possible through the creation of a "Virtual SIM" and One Horizon's proprietary communication software, an industry first. Combined with One Horizon's location aware mobile advertising services, the Aishuo branded smart phone app is expected to drive multiple revenue streams from the supply of its value-added services. The service will seek to acquire 15 million new app subscribers for the smartphone app over a two-year period and expects to achieve industry average revenues per user (ARPU) for similar social media apps.

We continued building up the Chinese core network rollout. The Global Exchange (network control center) was placed in a high availability Data Center in Shanghai and eight (8) Horizon line servers were connected to the telecommunications network. This level of rollout allowed us to issue a preliminary Android Application (App) to a group of Chinese students in Nanjing for them to evaluate the user Interface and the core features of our optimized smartphone App. Based on this feedback the research and development teams in Ireland and China made some adjustments to the Application look and feel service to accommodate this target user community.

On November 4, 2013, we announced that we have further expanded our software suite of products by embedding a GPS location and tracking service into our smart phone App; the service is designed to work in conjunction with its advanced mobile App advertising service.

On September 17, 2013, we opened a new software research and development office in the Nexus Innovation Centre on the campus of the University of Limerick in Ireland employing 3 software engineers. This on campus R&D office is focused on the research of the core software architecture as opposed to the mobile application developments and a lot of engineering and academics surrounding is required. We believe we will benefit from Irish Software Foundation’s creative thinking and further advance ourselves in research of our unique mobile VoIP solutions.

On July 29, 2013, we announced the release of our voice over IP (VoIP) technology as a software-library for smartphone App developers. The Horizon software library allows smartphone app developers to integrate the Horizon VoIP optimizations with their current and their future apps. Apps such as on-line gaming can now carry the gamer's voice in a high-quality and reliable way especially while on wireless networks such as 3G, bringing a new level of mobility to games that benefit from voice communications. Another use for the library is in the plethora of existing VoIP apps that currently employ inefficient SIP protocols. App-based gaming developers can now upgrade their users' voice-communication experience by deploying Horizon and integrating the Horizon software library in their apps.

On May 20, 2013, we announced the launch of new social networking features in its Horizon Call app on Android, enabling service providers to further differentiate themselves from over-the-top ("OTT") players by offering innovative, integrated mobile Voice, Messaging and Advertising services over Internet Protocol ("IP").

(b)	Offering and Market Related

On December 22, 2014, we closed a private placement of $3,500,000 (the “Closing”) in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933, as amended (the “December 2014 Offering”). In connection with the Offering, we issued to an investor (the “Investor”) a convertible debenture that is convertible into 1,555,556 shares of Common Stock, Class C warrant to purchase 388,889 shares of Common Stock and Class D warrant to purchase 388,889 shares of Common Stock. Furthermore, the Investor received additional consideration in the form of a performance warrant to purchase up to 450,000 shares of Common Stock based on our annual reported subscriber numbers, twenty four (24) months after the Closing, as is reflected in our Annual Report on Form 10-K for the year ending December 31, 2016 (the “2016 Form 10-K”), if we fail to achieve 15.0 million subscribers at that time. In addition, the placement agent in the Offering received placement agent warrant, Class C warrant and Class D warrant to purchase 62,222, 15,556 and 15,556 shares of Common Stock, respectively; and a cash fee of $280,000.

In July 2014, we closed a private placement of $1,000,000 for a total of 10 units at a purchase price of $100,000 per unit, each consisting of, (i) 17,094 shares of our Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share ( the “Series A Preferred Stock”), initially convertible into 17,094 shares of Common Stock, and (ii) 10,000 Class B Warrants ( the “Class B Warrant(s)”), each exercisable to purchase 1 share of Common Stock at an exercise price of $4.00 per share (the “July 2014 Offering”). The July 2014 Offering was completed in reliance upon the exemption from securities registration afforded by Regulation S.

Our Common Stock commenced trading on the NASDAQ Capital Market on July 9, 2014 under the same ticker symbol "OHGI".

In February 2013, we closed a Reg. S offering whereby we issued an aggregate of 806,451 shares of our Common Stock and a three-year warrant to purchase 403,225 shares of our Common stock at an exercise price of $7.44 per share for a total consideration of $6,000,000 ( the “February 2013 Offering”). In August 2013, we amended the offering with the investor in the offering whereby we reduced the exercise price of the warrant from $7.44 per share to $5.94 per share. In addition, the expiration date of Class A warrants was extended an additional 12 months.

(c)	Corporate Governance

On November 10, 2014, as one of our continuous measures to improve our internal controls and procedure over the financial reporting and disclosure, our Board of Directors adopted a tracking form which was designed to track related party transactions. Following adoption, management will review and pre-approve related party transactions and submit the tracking form to the Board for review and ratification on a quarterly basis.

On July 28, 2014, we appointed Brian Collins the Chief Executive Officer of the Company. Mr. Collins is the co-inventor of the Horizon Platform, and has over 20 years’ experience in the technology sector with a background in software engineering. Mr. Collins brings experience in founding and operating technology companies along with his extensive knowledge of software engineering.

Principal Executive Office

Our principal executive offices are located at T1-017 Tierney Building, University of Limerick, Limerick, Ireland., Tel 353-61-518477.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risks associated with our business.

The Offering

Common Stock being offered by us	Shares of our Common Stock, warrants or units of Common Stock and warrants in any combination having an aggregate offering price of up to $15,000,000.

Common Stock outstanding	32,933,209 shares as of June 15 , 2015

Common Stock outstanding after the Offering
Up to 36,131,503 shares (as more fully described in the notes following this table), assuming we are offering shares of Common Stock at an offering price of $4.69 per share, which was the last reported sale price of our common stock on The NASDAQ Capital Market on June 15, 2015. The actual number of shares issued will vary depending on the sales price and terms of the offering. We will provide specific terms of the offering in the supplements to this prospectus

Manner of offering	Undetermined. See “Plan of Distribution” on page 14.

Use of Proceeds	We expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 14.

Trading Symbol	OHGI

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment.

(1)
Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $4.69 per share, which was the last reported sale price of our Common Stock on The NASDAQ Capital Market on June 15, 2015.

Summary Financial Information

The following summary financial data for the fiscal years ended December 31, 2014 and 2013 and for the three months ended March 31, 2015 were derived from the consolidated financial statements. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 34 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data: ((in thousands, except per share data)

	For the Years Ended December 31,		Three Months ended March 31,
	2014	2013	2015
Revenue	$5,122	$9,106	$745
Cost of revenue	2,252	2,453	573
Gross margin	2,870	6,653	172

Expenses:
General and administrative	4,933	6,706	1,085
Depreciation	146	166	20

Loss from operations	(2,209)	(219)	(933)

Other income and expense:
Interest expense	(16)	(25)	(90)
Interest expense-related party, net	36	(297)
Foreign exchange	8	(158)	85
Interest income	2	1	-
	30	(479)	(5)

Income (loss) from continuing operations before income taxes	(2,179)	(698)	(938)

Income taxes (recovery)	(210)	-	-
Net loss for the period	(1,969)	(698)	(938)

Loss attributable to non-controlling interest	(105)	(104)	(5)
Net Loss for the year attributable to One Horizon Group, Inc.	(1,864)	(594)	(933)

Less: Preferred dividends	(44)	-	(25)

Net Loss attributable to One Horizon Group, Inc. common stockholders	$(1,908)	$(594)	$(958)

Earnings per share
Basic net loss per share	$(0.06)	$(0.02)	$(0.03)
Diluted net loss per share	$(0.06)	$(0.02)	$(0.03)

Weighted average number of shares outstanding
Basic and diluted	32,981	31,661	33,281

Balance Sheet Data:

	December 31,		March 31,
	2014	2013	2015
Assets
Current assets:
Cash	$3,172	$2,070	$1,923
Accounts receivable, net	9,072	7,264	5,879
Other assets	576	139	584
Total current assets	12,820	9,473	8,386
Account receivable (net), net of current portion	-	-	3,116
Property and equipment, net	212	315	138
Intangible assets, net	10,960	12,760	11,004
Investment	19	23	18
Debt issue costs	395	-	362
Total assets	$24,406	$22,571	$23,024

Liabilities and Stockholders' Equity

Total current liabilities	1,697	5,366	906

Long-term liabilities
Long-term debt	108	184	-
Amount due to related parties	2,598	-	2,578
Convertible debenture	2,598	-	2,624
Deferred income taxes	235	445	235
Mandatorily redeemable preferred shares	90	90	90
Total liabilities	7,326	6,085	6,433

Stockholders' Equity
Total liabilities and stockholders' equity	$24,406	$22,571	$23,024

RISK FACTORS

Not applicable

ITEM 4. USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

We will not receive any proceeds from the resale of shares of our Common Stock by the selling stockholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price of the securities may be determined by us or our sale agent from time to time in connection with the offering. We will provide offering price of securities in the supplements to this prospectus.

ITEM 6. DILUTION

Our net tangible book value as of March 31, 2015 was $0.1401 per share of Common Stock. Net tangible book value per share of Common Stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Common Stock outstanding. If we offer shares of our Common Stock, purchasers of our Common Stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our Common Stock will set forth the information regarding any dilutive effect of that offering.

ITEM 7. SELLING STOCKHOLDERS

Not Applicable

ITEM 8. PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

●	to purchasers directly;

●	to underwriters for public offering and sale by them;

●	in “at the market offerings” directly on the NASDAQ Capital Market, on any other existing trading market for our Common Stock or to through a market maker;

●	in negotiated transactions;

●	through agents;

●	through dealers; or

●	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters fortheir own account.

●
We will include the names of the specific managing underwriter or underwriters, as well as any otherunderwriters, and the terms of the transactions, including the compensation the underwriters anddealers will receive, in the prospectus supplement.

●	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

●
to purchase from us up to the number of shares of Common Stock that would be issuable uponconversion or exchange of all the shares of the class or series of our securities at an agreed price pershare of Common Stock; or

●
to purchase from us up to a specified dollar amount of offered securities at an agreed price per offeredsecurity, which price may be fixed or may be established by formula or other method and which mayor may not relate to market prices of our Common Stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our Common Stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

●	If we use a dealer, we, as principal, will sell our securities to the dealer.

●	The dealer will then resell our securities to the public at varying prices that the dealer will determine atthe time it sells our securities.

●	We will include the name of the dealer and the terms of our transactions with the dealer in theprospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities and any commissions that wewill pay to the agent in the prospectus supplement.

●	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basisfor the period of their appointment.

●	Our agents may be deemed to be underwriters under the Securities Act of any of our securities thatthey offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●
If we use delayed delivery contracts, we will disclose that we are using them in the prospectussupplement and will tell you when we will demand payment and delivery of the securities under thedelayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

●	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

●
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We have 250,000,000 shares of authorized capital stock, consisting of 200 million shares of Common Stock, par value $0.0001, and 50 million shares of the Company’s Preferred Stock, par value $0.0001.

Common Stock

As of June 15, 2015, 32,933,209 shares of our Common Stock are issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Board is authorized, without further action by the shareholders, to issue, from time to time, up to 50 million shares of preferred stock in one or more classes or series. Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock.

Series A Preferred Stock

On July 21, 2014, the Company completed a private placement of 170,940 shares of Series A Preferred Stock that also included 100,000 Class B warrants convertible into Common Stock on a one-to-one basis at an exercise price of $4.00 per share. The proceeds of the offering were $1,000,000 (the “July 2014 Private Placement”). As the date hereof, 170,940 shares of Series A Preferred Stock remain outstanding. Unless converted earlier, each share of Series A Preferred Stock will automatically convert on July 20, 2016, into Common Stock at a conversion price of $5.85 per share, subject to anti-dilution adjustments. Subject to certain restrictions, at any time prior to July 20, 2016, holders of Series A Preferred Stock may elect to convert all or a portion of their shares into Common Stock at the conversion rate.

The holders of Series A Preferred Stock are entitled to receive cumulative dividends during a period of twenty-four (24) months from and after July 21, 2014. During that period for each outstanding share of Series A Preferred Stock, dividends shall be payable quarterly in cash, at the rate of 10% per annum on or before each ninety (90) day period following July 21, 2014, with the first payment date to occur promptly following the three month period following July 21, 2014, and continuing until the end of the dividend payment period. Following the expiration of the dividend payment period, the holders of Series A Preferred Stock shall not be entitled to any additional dividend payment or coupon rate.

Shares of Series A Preferred Stock are redeemable, at the option of the holders commencing any time after 12 months from and after the closing at a price equal to the original purchase price plus all accrued but unpaid dividends. In the event that the Company completes a financing of $10 million or greater prior to July 20, 2016, the Series A Preferred Stock will be redeemed at a price equal to the original purchase price plus all accrued but unpaid dividends.

Convertible Debenture

In connection with December 2014 Private Placement, we issued a Convertible Debenture that is convertible into 1,555,556 shares of Common Stock; the Convertible Debenture will, by its principal terms,

(a)	Carry a dividend at an annual rate of 8%, payable quarterly in arrears, in cash or shares of Common Stock, or a combination of cash and shares of Common Stock at the Investors’ option;

(b)	Mature on the thirty six (36) month anniversary of the Closing including principal and any unpaid interest (the “Maturity Date”)

(c)
Convertible at any time after the issuance until the Maturity Date into one (1) Share of Common Stock at an initial conversion price of $2.25 per share, subject to adjustment pursuant to the terms of the Convertible Debenture; and

(d)
Carry a prepayment clause pursuant to which we may repurchase any or all outstanding Convertible Debenture in cash for 120% of their face value on ten(10) business days’ notice at any time after the twelve (12) month anniversary of the Closing while the Investors have the right to convert their Convertible Debenture within five (5) business days after written notice of such prepayment.

The Common Stock Warrants

As of the date hereof, there are 2,811,642 Warrants issued and outstanding.

Class A Warrant

On February 18, 2013, the Company entered into a subscription agreement with a non-U.S. shareholder of the Company (the “Investor”), pursuant to which it sold an aggregate of 806,451 shares of the Company’s Common Stock for an aggregate consideration of $6,000,000 and Class A Warrant to purchase 403,225 shares of Common Stock at a price of $5.94 per share (the “February 2013 Private Placement”). In connection with July 2014 Private Placement, we reduced the exercise price of Class A Warrant from $5.94 per share to $4.25 per share and increased the amount of shares of Common Stock underlying Class A Warrant from 403,225 to 1,209,675. In addition, the expiration date of Class A warrants was extended an additional 12 months; and

Class B Warrant

In connection with July 2014 Private Placement, we issued 100,000 Class B Warrants. Each Class B Warrant, by its principal terms,

(a)	entitles the holder to purchase one (1) share of Common Stock;

(b)	is exercisable at any time after consummation of the July 2014 Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series B Warrants;

(c)	is exercisable, in whole or in part, at an exercise price of $4.00 per share;

(d)	is exercised either for cash, or cashless subject to satisfaction of certain conditions set forth in the Class B Warrant; and

Class C Warrants

In connection with December 2014 Private Placement, we issued 1,617,780 Class C Warrant to purchase up to 404,445 shares of Common Stock to an investor and the placement agent. Each Class C Warrant, by it principal terms,

(a)	Entitles the holder to purchase one forth (1/4) share of Common Stock;

(b)	Is exercisable at any time after the issuance and shall expire on the date that is four (4) years following the original issuance date of the Class C Warrants;

(c)	Is exercisable, in whole or in part, at an initial exercise price of $3.00 per share of Common Stock, subject to adjustment as set forth in the Class C Warrant; and,

(d)	Is exercised either for cash, or cashless subject to satisfaction of certain conditions set forth in the Class C Warrant; and .

Class D Warrants

In connection with December 2014 Private Placement, we issued 1,617,780 Class D Warrant to purchase up to 404,445 shares of Common Stock to an investor and the placement agent. Each Class D Warrant, by its principal terms,

(a)	Entitles the holder to purchase one forth (1/4) share of Common Stock;

(b)	Is exercisable at any time after the issuance and shall expire on the date that is four (4) years following the original issuance date of the Class D Warrants;

(c)	Is exercisable, in whole or in part, at an exercise price of $3.50 per share of Common Stock, subject to adjustment as set forth in the Class D Warrant; and,

(d)	Is exercised either for cash, or cashless subject to satisfaction of certain conditions set forth in the Class D Warrant; and

Performance Warrants

The Performance Warrants were issued pursuant to December 2014 Private Placement and exercisable based on our annual reported subscriber numbers, twenty four (24) months after December 22, 2014, as is reflected in our 2014 Form 10-K. After 24 months, if we fail to achieve 5.0 million subscribers 450,000 Performance Warrants should vest and become exercisable to purchase 450,000 shares of Common Stock. If we achieve subscriber numbers between 5.0 million and 15.0 million, a pro rata number of Performance Warrants will vest based on 450,000 Performance Warrants for 5.0 million subscribers and 0 Performance Warrants for 15.0 million subscribers. If we achieve more than 15.0 million subscribers, no Performance Warrants should vest and become exercisable.

Performance Warrants are issued at an exercise price of the daily value weighted average price for the Common Stock for the 30 trading day period ending the day prior the date the 2016 Form 10-K is reported.

The Placement Agent Warrants

In connection with December 2014 Private Placement, we issued 62,222 Placement Agent Warrant to purchase up to 62,222 shares of Common Stock to an investor and the placement agent. Each Class D Warrant, by its principal terms,

(a)	Entitles the holder to purchase one share of Common Stock;

(b)	Is exercisable at any time after the issuance and shall expire on the date that is four (4) years following the original issuance date of the Placement Agent Warrants;

(c)	Is exercisable, in whole or in part, at an exercise price of $2.25 per share of Common Stock, subject to adjustment as set forth in the Placement Agent Warrant; and,

(d)	Is exercised either for cash, or cashless subject to satisfaction of certain conditions set forth in the Placement Agent Warrant.

Registration Rights

Pursuant to the Registration Rights Agreement we entered into with the investor of December 2014 Private Placement, we agreed to register all of the shares of Common Stock underlying Warrants issued and issuable in connection with December 2014 Private Placement.

Transfer Agent

The transfer agent for our Common Stock and preferred stock is Nevada Agency and Transfer Company 50 West Liberty Street, Suite 880, Reno NV 89501, Tel: 775-322-0626

Warrants To Be Offered

We may issue warrants to purchase Common Stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

●	the offering price;

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the dates or periods during which the warrants can be exercised;

●	the number of warrants outstanding;

●	whether the warrants will be issued in individual certificates to holders or in the form of globalsecurities held by a depositary on behalf of holders;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which thewarrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or compositecurrency in which the exercise price is denominated;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of thewarrants;

●	any rights of the warrant holders to the underlying security prior to the exercise of the warrant;

●	any special tax implications of the warrants or their exercise;

●	any antidilution provisions of the warrants;

●	any provisions for changes to or adjustments in the exercise price of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any other terms of the warrants.

Units To Be Offered

We may issue units comprised of our Common Stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

Item 10. Interest of Named Experts and Counsel

Legal Matters

Certain legal matters with respect to the shares of Common Stock, warrants and units offered hereby will be passed upon for us by Hunter Taubman Fischer LLC, 1450 Broadway, 26th Floor, New York, New York 10018 .

Experts

The audited consolidated financial statements of One Horizon Group, Inc. and subsidiaries included herein and elsewhere in the registration statement have been audited by Peterson Sullivan LLP., independent registered public accounting firm, for the periods and to the extent set forth in their Report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as experts in accounting and auditing.

Item 11. Material Changes

None

FOR ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. For further information with respect to the Company, you may read and copy its reports, proxy statements and other information, at the SEC public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Company’s SEC filings are also available at the SEC’s web site at http://www.sec.gov .

Copies of Company’s Annual Reports on Form 10K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are all available at our website ( http://www.onehorizongroup.com/ ) free of charge, within a week after we file same with the SEC or by sending a request for a paper copy to our outside securities counsel: Hunter Taubman Fischer, LLC 1450 Broadway, New York, NY 10018.

ITEM 12. Incorporation Of Certain Information By Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

●
our Current Reports on Form 8-K filed on May 28, May 27, May 13, February 5, January 23, 2015, December 29, December 17, October 8, August 20, August 18, July 29, July 25, July 21, July 2, June 13, April 22, April 8, February 27, February 18, January 14, January 13, January 7, 2014;

●
all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the securities offered hereby.

You may get copies of any of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling the investor relations department at the following address:

One Horizon Group, Inc.
T1-017 Tierney Building, University of Limerick
Limerick, Ireland

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a web site at www.bofiholding.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our Internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

Item 13. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Shares of Common Stock

Warrants to Purchase up to      Shares of Common Stock

PROSPECTUS SUPPLEMENT

Aegis Capital Corp

, 2015